UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 5, 2012 (March 2, 2012)

Commission file number 2-82985 SPRINGLEAF FINANCE, INC.
(Exact name of registrant as specified in its charter)
Indiana	35-1313922
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities.

As part of a strategic review of our operations, on March 2, 2012, we informed affected employees of our plan to immediately consolidate certain branch operations and close approximately 150 branch offices in 25 states. The states affected are: Alabama, California, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia and Wisconsin. Customer accounts in the affected areas will be serviced by our other branches in those states or by other service centers.

Also as a result of these branch office closings, our workforce will be immediately reduced by approximately 360 employees. These reductions, collectively with all other staff reductions we made in the first quarter of 2012 relating to the branch closings we announced in February 2012 and subsequent staff reductions at our Evansville, Indiana headquarters, which did not result in material charges, represent a total reduction in our workforce of approximately 690 employees.

As a result of the branch closings announced on March 2, 2012 described above, we expect to incur a pretax charge in the first quarter of 2012 of approximately $12.5 million, the primary components of which are approximately $4.2 million in employee severance and outplacement services, $4.2 million in lease termination costs, and approximately $4.1 million in fixed assets disposals. These pretax charges, collectively with all other pretax charges incurred in the first quarter of 2012 for the branch closings we announced in February 2012 and subsequent employee reductions at our Evansville headquarters, represent a total pretax charge of approximately $20.5 million, the primary components of which are approximately $9.0 million in employee severance and outplacement services, approximately $5.9 million in fixed assets disposals, and approximately $5.6 million in lease termination costs.

The branch closings and staff reductions described above, along with the branch closings and staff reductions we announced in February 2012, as described previously in our Current Report on Form 8-K and filed with the Securities and Exchange Commission on February 2, 2012, are the result of our efforts to return to profitability. However, there can be no assurance that these efforts will be effective.

CAUTIONARY STATEMENT

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and our past and future reports and other information that we file with the Securities and Exchange Commission for a description of the business environment in which we operate and the important factors, many of which are outside of our control, which could cause our actual results and financial condition to differ, possibly materially, from those indicated in forward-looking statements. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE, INC.
(Registrant)
Date:	March 5, 2012	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer